UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 21, 2015 (May 20, 2015)

EMERALD OIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35097	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 1360

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 595-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Selected Financial Data

On May 20, 2015, Emerald Oil, Inc., a Delaware corporation (the “Company”), completed a 1-for-20 reverse stock split. As a result of the reverse stock split every 20 outstanding shares of common stock became one share of common stock. The following selected financial data is based on common stock and per share data from our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, as retrospectively adjusted to reflect the reverse stock split.

Select Data from Consolidated Statements of Operations

(unaudited)

	Three Months Ended		Year Ended
	March 31, 2015	March 31, 2014	December 31, 2014	December 31, 2013	December 31, 2012
Net Income (Loss) Per Share – Basic and Diluted	$(20.79)	$(0.50)	$(15.62)	$(15.06)	$(98.11)

Weighted Average Shares Outstanding – Basic and Diluted	4,696,986	3,308,594	3,338,623	2,069,164	634,977

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD OIL, INC.

By: /s/ Ryan Smith
Ryan Smith
Chief Financial Officer

Date: May 21, 2015